UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2011

Keystone Automotive Operations, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	333-112252 (Commission File Number)	23-2950980 (IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

On January 31, 2011, Keystone Automotive Operations, Inc.; A&A Auto Parts Stores, Inc.; American Specialty Equipment Corp.; Arrow Speed Acquisition LLC; DriverFx.com, Inc.; KAO Management Services, LLC; Key Comp, Inc.; Keystone Automotive Distributors Company, LLC; Keystone Automotive Holdings, Inc.; Keystone Automotive Operations of Canada, Inc.; and Keystone Automotive Operations Midwest, Inc. (collectively, the “Company”) entered into the First Amendment to Restructuring Support Agreement (the “Amendment”) with Sphere Capital, LLC — Series A and Cetus Capital, LLC. The Amendment is attached hereto as Exhibit No. 10.1.

Item 8.01.	Other Events.

The press release regarding the status of the Company’s efforts to procure the financing necessary to consummate the recapitalization transaction contemplated by the Restructuring Support Agreement is attached hereto as Exhibit No. 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1

First Amendment to Restructuring Support Agreement, dated January 31, 2011, by and among A&A Auto Parts Stores, Inc.; American Specialty Equipment Corp.; Arrow Speed Acquisition LLC; DriverFx.com, Inc.; KAO Management Services, LLC; Key Comp, Inc.; Keystone Automotive Distributors Company, LLC; Keystone Automotive Holdings, Inc.; Keystone Automotive Operations, Inc.; Keystone Automotive Operations of Canada, Inc.; Keystone Automotive Operations Midwest, Inc.; Sphere Capital, LLC — Series A; and Cetus Capital, LLC.

99.1	Press release dated February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Exeter, Pennsylvania on February 2, 2011.

Keystone Automotive Operations, Inc.

By:	/s/ Richard Paradise
	Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Restructuring Support Agreement, dated January 31, 2011, by and among A&A Auto Parts Stores, Inc.; American Specialty Equipment Corp.; Arrow Speed Acquisition LLC; DriverFx.com, Inc.; KAO Management Services, LLC; Key Comp, Inc.; Keystone Automotive Distributors Company, LLC; Keystone Automotive Holdings, Inc.; Keystone Automotive Operations, Inc.; Keystone Automotive Operations of Canada, Inc.; Keystone Automotive Operations Midwest, Inc.; Sphere Capital, LLC — Series A; and Cetus Capital, LLC.

99.1	Press release dated February 2, 2011.